Exhibit (h)(6)
Amended and Restated
Schedule C
to the
Transfer Agency Agreement
by and between
Stewart Capital Mutual Funds
and
UMB Fund Services, Inc.

FEES

Base Fees
■	Annual asset-based fee per fund	.5 bp
■	Share classes in addition to the first (per month per class)	$750

Minimum Annual Fee (per fund)
■	Until December 31, 2008: lower Minimum from $28,000 to $25,200	$25,200
■	Beginning January 1, 2009	$28,000

Account Fees
■	Open account fee:
	☐ Quarterly/annual dividend funds	$9.50
	☐ Monthly dividend funds	$10.50
	☐ Money market funds	$12.00
	☐ Additional for funds with redemption fees	$.25
	☐ Additional for funds with 12b-1 fees	$.25
■	Closed account fee (per year)	$3.50
■	One-time set-up (manual, per account)	$3.00
■	One-time set-up (automated NSCC, per account)	$1.00
■	Transaction fee (e.g., financial, maintenance)	$1.50
■	Automated transactions*	$.25

	*includes NSCC activity processing, AIP/SWP/auto exchanges, dividends, any required IRS withholding

USA Patriot Act & Escheatment Fees
■	Per fund (per year)	$2,000
■	Research (per item)	$2.50
■	Additional account set-up (per non-individual account)*	$1.00
■	Suspicious Activity Report filing (per occurrence)	$25.00
■	Escheatment filing (per state)	$50.00

	*e.g., business account, trust account, partnership account, etc.

Retirement Accounts (IRA/Roth/Others)
■	Annual maintenance fee per account (may be charged to shareholders)	$15.00
■	IRA transfer fee (per occurrence)	$7.50

Advanced Reporting Solutions
■	Annual maintenance fee*	$3,500
■	Additional interactive user license (per license per year)	$1,000
■	Analyst named user license (per license per year)	$2,500

	*annual maintenance fee includes initial setup costs plus one interactive user license

Shareholder Services
■	Telephone calls, letters/e-mails, research/lost shareholder (per occurrence)	$2.75

Document Services
■	Standard applications and forms in electronic format	no charge
■	Customized forms	as quoted
■	Pre-printed, machine-ready statement inserts (per item)	$.02
■	Standard single-sided statement/confirm/tax form/check (per item including .pdf)
	☐ First page	$.25
	☐ Each additional page	$.10

Programming and Special Project Fees

Additional fees at $175 per hour, or as quoted by project, may apply for special programming or projects to meet your servicing requirements or to create custom reports.

Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to annual year-end programming fees, copying charges, facsimile charges, inventory and record storage and reprocessing, statement paper, check stock, envelopes, tax forms, postage and direct delivery charges, tape/disk storage, travel, CPU usage, telephone and long distance charges, retirement plan documents, NSCC participant billing, P.O. box rental, toll-free number, customer identity check fees, bank account service fees and any other bank charges, and expenses, including but not limited to attorney’s fees, incurred in connection with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider to the funds.

Optional Services

Money Market Exchange Vehicles
■	Exception check writing (per set definition, per occurrence)	$2.00
■	One-time set-up fee per money market fund used	$2,000
■	Monthly base fee per money market fund used	$650

NSCC and Fund/SERV Trading
■	Use of UMB Distribution Services, LLC’s NSCC membership (per fund, per year)
	☐	Each of first three funds in fund family	$2,000
	☐	Each additional fund	$1,000

VRU Services
■	One-time VRU set-up fee	$3,000
■	Annual VRU maintenance fee	$1,800
■	VRU charge (per call)	$ .40

Internet Services
■	Broker Browser
	☐	One-time set-up fee (standard)	$1,000
	☐	Inquiry	no charge
■	Shareholder Browser
	☐	One-time set-up fee	$5,000
	☐	Annual maintenance fee	$2,500
	☐	Inquiry (per occurrence)	$ .15
	☐	New account set-up, one-time fee per account	$1.60
	☐	Transactions* (per occurrence)	$ .40
	☐	Account maintenance (per occurrence)	$ .50
	*additional purchases, exchanges and redemptions

■	Web-based document mailings*
	☐	One-time set-up fee	$1,500
	☐	Per shareholder, per mailing	$ .10
	*statements, prospectuses, financial reports, etc.

■	Vision
	Per fund family, per month		$1,200

■	Advisor Central
	Per fund family, per month		$1,200

Fulfillment Servicing Fees
■	Additional Base Fee (per month, per fund)		$350

■	Standard package for mailing
	☐	Up to four pieces	$1.50
	☐	Each additional item	$0.25

■	Special processing/manual entry
	☐	E-mail/fax request	$2.75

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

Fee Discount
For the period beginning October 1, 2008 and ending September 30, 2009, a ten (10) percent discount will be applied to all of the above fees other than “Out-of-Pocket Expenses.”

The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule C to the Transfer Agency Agreement dated December 5, 2006, and executed between Stewart Capital Mutual Funds and UMB Fund Services, Inc., to be effective as of the 1st day of October, 2008.

UMB FUND SERVICES, INC.	STEWART CAPITAL
MUTUAL FUNDS

By: /s/ Peter J. Hammond	By: /s/ Malcolm E. Polley

Title: EVP	Title: President